Exhibit 5.1

210 Park Avenue, Suite 2300 Oklahoma City, Oklahoma 73102 405-930-5151 Fax 405-212-5843 www.steptoe-johnson.com	Writer’s Contact Information Irwin.Steinhom@steptoe-johnson. com 405-825-9048

December 2, 2024

Perma-Fix Environmental Services, Inc.

8302 Dunwoody Place, Suite 250

Atlanta, Georgia 30350

RE:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Perma-Fix Environmental Services, Inc., a Delaware corporation (“the Company”), in connection with the authorization of the possible issuance and sale from time to time, on a continuous or delayed basis, by the Company of the following securities (together, the “Securities”): (i) shares of common stock, par value $0.001 per share, of the Company (“Common Stock”); (ii) debt securities of the Company (“Debt Securities”), in one or more series, which may be issued as either senior or subordinated debt or as senior or subordinated convertible debt convertible into or exchangeable for Common Stock or other securities of the Company; (iii) shares of preferred stock of the Company, par value $0.001 per share (the “Preferred Stock”), including Preferred Stock issuable upon conversion of Debt Securities or upon exercise of Warrants or Purchase Contracts (as each such term is defined below); (iv) depositary shares representing a fractional share or multiple shares of Preferred Stock evidenced by depositary receipts (the “Depositary Shares”); (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities, or Depositary Shares (the “Warrants”); (vi) rights to purchase Common Stock (the “Rights”); (vii) purchase contracts representing the Company’s obligation to sell Debt Securities, Common Stock or Preferred Stock, Depositary Shares, or government securities (the “Purchase Contracts”), and (viii) units consisting of any combination of Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants, Purchase Contracts or debt obligations of third parties, including government securities (the “Units”).

The offering and sale from time to time of the Securities as provided by Rule 415 under the Securities Act of 1933, as amended (the “Act”), are being registered under the Company’s Registration Statement on Form S-3 (the “Registration Statement”), filed today with the Securities and Exchange Commission pursuant to the Act and the rules and regulations thereunder (the “Rules”). The Debt Securities will be issued pursuant to one or more indentures in substantially the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time, between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended. The Prospectus contained within the Registration Statement provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale from time to time by the Company of up to an aggregate of $100,000,000 of Securities.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Registration Statement; and December 2, 2024; and

West Virginia ● Ohio ● Kentucky ● Pennsylvania ● Texas ● Colorado ● Oklahoma

December 2, 2024

2.	the form of the Indenture attached as Exhibit 4.1 to the Registration Statement.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the Restated Certificate of Incorporation, as amended, and the Second Amended and Restate Bylaws, as amended, of the Company, certified by the Company as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company relating to the issuance of the Securities certified by the Company and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the documents reviewed by us and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation, that (i) the Indenture will be duly authorized, executed and delivered by the parties to them in substantially the form filed as exhibit 4.1 to the Registration Statement and will be duly qualified under the Trust Indenture Act of 1939, as amended, (ii) each of the Depositary Agreements, the Warrant Agreements, the Rights Agent Agreements, the Purchase Contract Agreements, the Unit Agreements and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Indenture, are referred to collectively as the “Operative Agreements”), (iii) each Operative Agreement, as well as any underwriting agreement, when so authorized, executed and delivered, will constitute a legal, valid and binding obligation of the parties thereto (other than the Company), (iv) the Depositary Shares, the Warrants, the Rights, the Purchase Contracts, the Units and any related Operative Agreements will be governed by the laws of the State of New York, (v) in the case of Purchase Contracts or Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the legal, valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms and (vi) the execution, delivery and performance of the Operative Agreements and the Securities and issuance of the Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

December 2, 2024

With respect to the Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company, the laws of the State of Delaware and the laws of the State of New York, and any applicable Operative Agreement, (ii) prior to the issuance of a series of Preferred Stock, an appropriate certificate of designation or board resolution relating to such series of Preferred Stock will have been duly authorized by the Company and filed with the Secretary of State of Delaware, (iii) the Securities will be duly authorized, executed, issued and delivered by the Company and, in the case of Debt Securities, Depositary Shares, Warrants, Rights, Purchase Contracts and Units, duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration, and (iv) the Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. Upon due authorization by the Company of the issuance and sale of shares of Common Stock, and, if applicable, upon exercise, exchange or conversion of any Security for or into shares of Common Stock in accordance with its terms, and payment of the consideration or exercise price therefor, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. When the specific terms of a particular issuance of Debt Securities (including any Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by the Company and such Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3. Upon due authorization by the Company of the issuance and sale of shares of a series of Preferred Stock, and, if applicable, upon exercise, exchange or conversion of any Security for or into shares of Preferred Stock in accordance with its terms, and payment of the consideration or exercise price therefor, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

4. When any Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of a Depositary Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock, such Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Agreement.

5. When the specific terms of a particular issuance of Warrants have been duly authorized by the Company and such Warrants have been duly executed, authenticated, issued and delivered, such Warrants will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

December 2, 2024

6. When the specific terms of a particular issuance of Rights have been duly authorized by the Company and such Rights have been duly executed, authenticated, issued and delivered, such Rights will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7. When any Purchase Contracts have been duly authorized, executed and delivered by the Company, such Purchase Contracts will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

8. When any Units have been duly authorized, issued and delivered by the Company, such Units will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions expressed above as to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) requirements that a claim with respect to any Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The opinions expressed above are limited to the laws of the State of New York and the Delaware General Corporation Law. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ STEPTOE & JOHNSON PLLC

STEPTOE & JOHNSON PLLC